UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2015

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Cabot Road, Suite 200 Medford, Massachusetts	02155
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On July 15, 2015, The First Marblehead Corporation (the “Corporation”) issued a press release announcing that the Internal Revenue Service (“IRS”) has informed the Corporation that the Congressional Joint Committee on Taxation (the “Joint Committee”) has completed its review of the IRS’s decision to no longer challenge the federal tax refunds the Corporation previously received in the amounts of $176.6 million and $45.1 million.  The Joint Committee has taken no exception to the conclusions reached by the IRS.  At this time, the IRS’s audit of the Corporation’s tax returns for fiscal 2007 through fiscal 2010 is now complete.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

99.1	Press release issued by The First Marblehead Corporation on July 15, 2015 entitled “First Marblehead Receives Congressional Joint Committee on Taxation Review Affirming the IRS’s Decision”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: July 15, 2015	By:	/s/ Alan Breitman
Alan Breitman Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press release issued by The First Marblehead Corporation on July 15, 2015 entitled “First Marblehead Receives Congressional Joint Committee on Taxation Review Affirming the IRS’s Decision”